CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of MR3 Systems, Inc., on Form 10-QSB (the “Report”) for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of MR3 Systems, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge and belief:

1.	The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 15, 2005	/s/ WILLIAM C. TAO
William C. Tao
Chief Executive Officer

Date: December 15, 2005	/s/ RANDALL S. REIS
Randall S. Reis
Chief Financial Officer